  Exhibit 4.4

EXECUTION VERSION

GCI, Inc.,

as Issuer

6¾% Senior Notes due 2021

_______________

INDENTURE

Dated as of May 20, 2011

_______________

Union Bank, N.A.,

as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act	Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.3, 7.8, 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.5
(b)	12.3
(c)	12.3
313(a)	7.6
(b)(1)	N.A.
(b)(2)	7.6
(c)	7.6, 12.2
(d)	7.6
314(a)	4.9, 4.10
(b)	N.A.
(c)(1)	12.4
(c)(2)	12.4
(c)(3)	12.4
(d)	N.A.
(e)	12.5
(f)	N.A.
315(a)	7.2
(b)	7.5, 12.2
(c)	7.1
(d)	7.1
(e)	6.11
316(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	N.A.
(b)	6.7
(c)	N.A.
317(a)(1)	6.8
(a)(2)	6.9
(b)	2.4
318(a)	12.1
(b)	N.A.
(c)	12.1
N.A. means not applicable.

•	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.	Definitions.	1
Section 1.2.	Other Definitions.	21
Section 1.3.	Incorporation by Reference of Trust Indenture Act.	22
Section 1.4.	Rules of Construction.	22
Section 1.5.	Acts of Holders.	23

ARTICLE II

THE NOTES

Section 2.1.	Form and Dating.	23
Section 2.2.	Execution and Authentication.	24
Section 2.3.	Registrar and Paying Agent.	25
Section 2.4.	[Reserved].	26
Section 2.5.	Holder Lists.	26
Section 2.6.	Transfer and Exchange.	26
Section 2.7.	Replacement Notes.	42
Section 2.8.	Outstanding Notes.	42
Section 2.9.	Treasury Notes.	43
Section 2.10.	Temporary Notes.	43
Section 2.11.	Cancellation.	43
Section 2.12.	Defaulted Interest.	44
Section 2.13.	Persons Deemed Owners.	44
Section 2.14.	CUSIP Numbers.	44

ARTICLE III

REDEMPTION AND REPURCHASE

Section 3.1.	Notices to Trustee.	45
Section 3.2.	Selection of Notes.	45
Section 3.3.	Notice of Optional or Special Redemption.	46
Section 3.4.	Effect of Notice of Redemption.	47
Section 3.5.	Deposit of Redemption Price or Purchase Price.	47
Section 3.6.	Notes Redeemed or Repurchased in Part.	48
Section 3.7.	Optional Redemption.	48
Section 3.8.	Optional Redemption Upon Public Equity Offerings.	48
Section 3.9.	Repurchase upon Change of Control Offer.	49
Section 3.10.	Repurchase upon Application of Excess Proceeds.	51

ARTICLE IV

COVENANTS

Section 4.1.	Payment of Notes.	53
Section 4.2.	Maintenance of Office or Agency.	53
Section 4.3.	Money for Note Payments to Be Held in Trust.	53
Section 4.4.	Corporate Existence.	55
Section 4.5.	Payment of Taxes and Other Claims.	55
Section 4.6.	Maintenance of Properties.	55
Section 4.7.	Insurance.	55
Section 4.8.	Books and Records.	56
Section 4.9.	Compliance Certificate.	56
Section 4.10.	Commission Reports.	57
Section 4.11.	Limitation on Indebtedness.	57
Section 4.12.	Prohibition on Incurrence of Certain Indebtedness	57
Section 4.13.	Limitation on Restricted Payments.	58
Section 4.14.	Limitation on Transactions with Affiliates.	60
Section 4.15.	Change of Control Offer.	61
Section 4.16.	Limitation on Liens.	61
Section 4.17.	Limitation on Asset Sales.	62
Section 4.18.	Limitation on Restrictions on Distributions From Restricted Subsidiaries.	63
Section 4.19.	USA PATRIOT Act.	64
Section 4.20.	Operation of Unrestricted Subsidiaries.	64
Section 4.21.	Conduct of Business.	65
Section 4.22.	Payments for Consent	65

ARTICLE V

SUCCESSORS

Section 5.1.	Merger, Consolidation and Sale of Assets.	65
Section 5.2.	Successor Corporation Substituted.	66

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1.	Events of Default.	67
Section 6.2.	Acceleration.	68
Section 6.3.	Other Remedies.	69
Section 6.4.	Waiver of Past Defaults.	69
Section 6.5.	Control by Majority.	69
Section 6.6.	Limitation on Suits.	69
Section 6.7.	Rights of Holders of Notes To Receive Payment.	70
Section 6.8.	Collection Suit by Trustee.	70
Section 6.9.	Trustee May File Proofs of Claim.	70
Section 6.10.	Priorities.	71
Section 6.11.	Undertaking for Costs.	71

ARTICLE VII

TRUSTEE

Section 7.1.	Duties of Trustee.	72
Section 7.2.	Rights of Trustee.	73
Section 7.3.	Individual Rights of Trustee.	74
Section 7.4.	Trustee’s Disclaimer.	74
Section 7.5.	Notice of Defaults.	75
Section 7.6.	Reports by Trustee to Holder of the Notes.	75
Section 7.7.	Compensation, Reimbursement and Indemnity.	75
Section 7.8.	Replacement of Trustee.	76
Section 7.9.	Successor Trustee by Merger, Etc.	77
Section 7.10.	Eligibility; Disqualification.	78
Section 7.11.	Preferential Collection of Claims Against Issuer.	78

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1.	Option to Effect Legal Defeasance or Covenant Defeasance.	78
Section 8.2.	Legal Defeasance and Discharge.	78
Section 8.3.	Covenant Defeasance.	79
Section 8.4.	Conditions to Legal or Covenant Defeasance.	80
Section 8.5.	Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.	81
Section 8.6.	Repayment to the Issuer.	82
Section 8.7.	Reinstatement.	82

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1.	Without Consent of Holders of Notes.	82
Section 9.2.	With Consent of Holders of Notes.	83
Section 9.3.	Compliance with Trust Indenture Act.	85
Section 9.4.	Revocation and Effect of Consents.	85
Section 9.5.	Notation on or Exchange of Notes.	86
Section 9.6.	Trustee To Sign Amendment, Etc.	86

ARTICLE X

[RESERVED]

ARTICLE XI

SATISFACTION AND DISCHARGE

Section 11.1.	Satisfaction and Discharge.	86
Section 11.2.	Application of Trust.	87

ARTICLE XII

MISCELLANEOUS

Section 12.1.	Trust Indenture Act Controls.	88
Section 12.2.	Notices.	88
Section 12.3.	Communication by Holders of Notes with Other Holders of Notes.	90
Section 12.4.	Certificate and Opinion as to Conditions Precedent.	90
Section 12.5.	Statements Required in Certificate or Opinion.	90
Section 12.6.	Rules by Trustee and Agents.	91
Section 12.7.	No Personal Liability of Directors, Officers, Employees and Stockholders.	91
Section 12.8.	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.	91
Section 12.9.	No Adverse Interpretation of Other Agreements.	91
Section 12.10.	Successors.	92
Section 12.11.	Severability.	92
Section 12.12.	Counterpart Originals.	92
Section 12.13.	Table of Contents, Headings, Etc.	92

EXHIBITS

Exhibit A	Form of Note

Exhibit B	Form of Certificate of Transfer

Exhibit C	Form of Certificate of Exchange

Exhibit D	Form of Certificate from Acquiring Institutional Accredited Investor

INDENTURE

INDENTURE dated as of May 20, 2011 between GCI, Inc., an Alaska corporation (the “Issuer”), and Union Bank, N.A., a New York banking corporation, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Issuer’s 6¾% Senior Notes due 2021 (the “Notes”):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.	Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee.

“Additional Assets” means (i) any Property (other than cash, cash equivalents or securities) to be owned by the Issuer or a Restricted Subsidiary and used in a Related Business, (ii) the costs of improving or developing any Property owned by the Issuer or a Restricted Subsidiary which is used in a Related Business and (iii) Investments in any other Person engaged primarily in a Related Business (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Issuer or any Restricted Subsidiary.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Notes” means Notes, in addition to, and having identical terms as and part of the same series as, the $325,000,000 aggregate principal amount of Notes issued on the Issue Date, issued pursuant to Article II and in compliance with Section 4.11.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  “Affiliate” shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Issuer or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Asset Sale” means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger or a Sale and Leaseback Transaction) by such Person or any of its Subsidiaries (or, in the case of the Issuer, its Restricted Subsidiaries) in any single transaction or series of transactions of (a) shares of Capital Stock or other ownership interests in another Person (including, with respect to the Issuer and its Restricted Subsidiaries, Capital Stock of Unrestricted Subsidiaries) or (b) any other Property of such Person or any of its Restricted Subsidiaries; provided, however, that the term “Asset Sale” shall not include: (i) the sale or transfer of Temporary Cash Investments, inventory, accounts receivable or other Property (including, without limitation, the sale or lease of excess satellite transponder capacity and the sale or lease of excess fiber capacity) in the ordinary course of business; (ii) the liquidation of Property received in settlement of debts owing to such Person or any of its Restricted Subsidiaries as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person or any of its Restricted Subsidiaries in the ordinary course of business; (iii) when used with respect to the Issuer, any asset disposition permitted pursuant to Article V, which constitutes a disposition of all or substantially all of the Issuer’s Property; (iv) the sale or transfer of any Property by such Person or any of its Restricted Subsidiaries to such Person or any of its Restricted Subsidiaries; (v) a disposition in the form of a Restricted Payment permitted to be made pursuant to Section 4.13; or (vi) a disposition (taken together with any other dispositions in a single transaction or series of related transactions) with a Fair Market Value and a sale price of less than $5 million.

“Attributable Indebtedness” means Indebtedness deemed to be incurred in respect of a Sale and Leaseback Transaction and shall be, at the date of determination, the present value (discounted at the actual rate of interest implicit in such transaction, compounded annually), of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of the date of determination, with respect to any security, the quotient obtained by dividing (i) the sum of the products of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal or other redemption payment of such security multiplied by the amount of such payment by (ii) the sum of all such payments.

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

“Board of Directors” of any Person means the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors of the Issuer, to be in full force and effect on the date of such certification and delivered to the Trustee.

“Broker-Dealer” means any Person who falls within the definition of “broker” or “dealer” as each is defined in Section 3(a) of the Exchange Act.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, in the city where the Corporate Trust Office is located, or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

“Capital Lease Obligations” means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

“Capital Stock” means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests or any other participation, right, warrant, option or other interest in the nature of an equity interest in such Person, but excluding any debt security convertible or exchangeable into such equity interest.

“Capital Stock Sale Proceeds” means the aggregate Net Cash Proceeds received by the Issuer from the issue or sale (other than to a Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any Subsidiary of the Issuer) by the Issuer of any class of its Capital Stock (other than Disqualified Stock) after the Issue Date.

“Change of Control” means the occurrence of one or more of the following events:

(1)           any sale, lease, exchange or other transfer (in one transaction or a series of related transactions), but other than by way of merger or consolidation, of all or substantially all of the assets of the Issuer or Parent to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) other than to the Permitted Holders;

(2)           the approval by the holders of Capital Stock of the Issuer or Parent, as the case may be, of any plan or proposal for the liquidation or dissolution of the Issuer or Parent, as the case may be (whether or not otherwise in compliance with the provisions of this Indenture);

(3)           any Person or Group (other than the Permitted Holders, any entity formed for the purpose of owning Capital Stock of the Issuer or any direct or indirect Wholly Owned Subsidiary of Parent) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by Voting Stock of the Issuer or Parent; or

(4)           the replacement of a majority of the Board of Directors of the Issuer or Parent over a two-year period from the directors who constituted the Board of Directors of the Issuer or Parent, as the case may be, at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Issuer or Parent, as the case may be, then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

“Commission” means the U.S. Securities and Exchange Commission.

“Consolidated Interest Expense” means, for any Person, for any period, the amount of interest in respect of Indebtedness (including amortization of original issue discount, fees payable in connection with financings, including commitment, availability and similar fees, and amortization of debt issuance costs, non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under, and the net costs associated with, any Interest Rate Agreement, however denominated, with respect to such Indebtedness), the amount of dividends in respect of Disqualified Stock paid by such person, the amount of Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries of such Person held other than by such Person or a Subsidiary (other than any Unrestricted Subsidiary) of such Person, commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, and the interest component of rentals in respect of any Capital Lease Obligation or Sale and Leaseback Transaction paid, accrued or scheduled to be paid or accrued by such Person during such period, determined on a consolidated basis for such Person and its Subsidiaries (or, in the case of the Issuer, its Restricted Subsidiaries) in accordance with GAAP consistently applied.  For purposes of this definition, interest on a Capital Lease Obligation or a Sale and Leaseback Transaction shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation or Sale and Leaseback Transaction in accordance with GAAP consistently applied.

“Consolidated Net Income” of a Person means for any period, the net income (loss) of such Person and its Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income (i) with respect to the Issuer, any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (a) subject to the limitations contained in clause (iii) below, the Issuer’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) below) and (b) the Issuer’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income, (ii) with respect to the Issuer, any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer, except that (a) subject to the limitations contained in clause (iii) below, the Issuer’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause) and (b) the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (iii) any gains or losses realized upon the sale or other disposition of any Property of such Person or its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business, (iv) any extraordinary gain or loss and (v) the cumulative effect of a change in accounting principles.

Notwithstanding the provisions of clause (ii) in the preceding paragraph, in the event that Consolidated Net Income is being calculated with respect to the Issuer or any Surviving Entity (a) for purposes of determining whether the Issuer or any Surviving Entity could incur at least $1.00 of additional Indebtedness pursuant to clause (a) of Section 4.11 for purposes of (i) clause (b) of the first sentence under Section 4.13, (ii) clause (3) under Section 5.1, (iii) the definition of “Unrestricted Subsidiary”, or (iv) clause (4) of the second paragraph of Section 4.13, (b) for purposes of calculating Cumulative EBITDA for purposes of clause (c) of the first sentence of Section 4.13, and (c) for purposes of calculating the Leverage Ratio for purposes of clause (6) of the second paragraph of Section 4.13, then such clause (ii) shall be disregarded.

Notwithstanding the provisions of clause (ii) in the first paragraph of this definition, in the event that Consolidated Net Income is being calculated with respect to the Issuer for purposes of determining whether the Incurrence of Indebtedness proposed to be Incurred is permissible under clause (a) of Section 4.11, clause (i)(b) of the definition of Permitted Indebtedness and clause (6) of the second paragraph of Section 4.13, then restrictions on the payment of dividends or the making of distributions to the Issuer by GCI Holdings referred to in clause (1)(iii) of Section 4.18 shall be disregarded.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time this Indenture shall be administered, which office at the date hereto is located at 551 Madison Avenue, New York, New York 10022, Attention:  Corporate Trust/GCI, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Credit Facility” means one or more agreements pursuant to which the Issuer or any of its Restricted Subsidiaries incurs Indebtedness for borrowed money (whether in the form of a credit agreement, debt securities or other agreement), as amended and supplemented from time to time.

“Cumulative EBITDA” means at any date of determination the cumulative EBITDA of the Issuer from and after the last day of the fiscal quarter of the Issuer immediately preceding February 17, 2004 to the end of the fiscal quarter immediately preceding the date of determination or, if such cumulative EBITDA for such period is negative, the amount (expressed as a negative number) by which such cumulative EBITDA is less than zero.

“Cumulative Interest Expense” means at any date of determination the aggregate amount of Consolidated Interest Expense paid, accrued or scheduled to be paid or accrued by the Issuer and its Restricted Subsidiaries from the last day of the fiscal quarter of the Issuer immediately preceding February 17, 2004 to the end of the fiscal quarter immediately preceding the date of determination.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Depository Trust Company, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness at the option of the holder thereof, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes.

“EBITDA” means, for any Person, for any period, an amount equal to (A) the sum of (i) Consolidated Net Income for such period, plus, to the extent deducted in arriving at Consolidated Net Income for such period, (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, (iii) Consolidated Interest Expense for such period, (iv) depreciation for such period on a consolidated basis, (v) amortization of intangibles for such period on a consolidated basis, and (vi) any other non-cash items reducing Consolidated Net Income for such period, minus (B) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP consistently applied, except that with respect to the Issuer each of the foregoing items shall be determined on a consolidated basis with respect to the Issuer and its Restricted Subsidiaries only.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Notes” means the Notes issued in the Exchange Offer referenced in Section 2.6(f) hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

 “Fair Market Value” means, with respect to any Property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair Market Value shall be determined, except as otherwise expressly provided in this Indenture, (i) if such property or asset has a Fair

Market Value of less than or equal to $15 million, by any Officer of the Issuer or (ii) if such property or asset has a Fair Market Value in excess of $15 million, by a majority of the Board of Directors of the Issuer and evidenced by a Board Resolution, dated not more than 30 days prior to the relevant transaction.

“GAAP” means accounting principles generally accepted in the United States of America as in effect on the Issue Date, unless stated otherwise.

“GCI” means General Communication, Inc., an Alaska corporation, and its successors.

“GCI Holdings” means GCI Holdings, Inc., an Alaska corporation, and its successors.

“Global Note Legend” means the legend set forth in Section 2.6(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.1, 2.6(b)(3), 2.6(b)(4), 2.6(d)(2) or 2.6(f) hereof.

“Global Notes Custodian” means the Trustee or any other party appointed as such pursuant to Section 2.3 hereof, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Group” has the meaning assigned to such term in the definition of “Change of Control” in this Section 1.1.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, foreign exchange contract, currency swap agreement, currency option or any other similar agreement or arrangement.

“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes transferred to Institutional Accredited Investors.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness; provided, further, that, solely for purposes of determining compliance with Section 4.11, amortization of debt discount shall not be deemed to be the Incurrence of Indebtedness, provided that in the case of Indebtedness sold at a discount, the amount of such Indebtedness Incurred shall at all times be the aggregate principal amount payable at Stated Maturity.

“Indebtedness” means (without duplication), with respect to any Person, any indebtedness, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute customer advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capital Lease Obligations, (ii) Indebtedness of other Persons secured by a Lien to which the Property owned or held by such first Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (the amount of such Indebtedness being deemed to be the lesser of the value of such property or assets or the amount of the Indebtedness so secured), (iii) Guarantees of Indebtedness of other Persons, (iv) any Disqualified Stock, (v) any Attributable Indebtedness, (vi) all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments or credit transactions issued for the account of such Person, (vii) in the case of the Issuer, Preferred Stock of its Restricted Subsidiaries, and (viii) to the extent not otherwise included in clauses (i) through (vii) of this paragraph, any payment obligations of any such Person at the time of determination under any Hedging Obligation.  For purposes of this definition, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock.  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any contingent obligations in respect thereof at such date.  For purposes of this definition, the amount of the payment obligation with respect to any Hedging Obligation shall be an amount equal to (i) zero, if such obligation is an Interest Rate Agreement permitted pursuant to clause (v) of the definition of “Permitted Indebtedness” or (ii) the notional amount of such Hedging Obligation, if such Hedging Obligation is not an Interest Rate Agreement so permitted.

“Indenture” means this Indenture, as amended, modified, amended and restated or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchaser” means Deutsche Bank Securities Inc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

 “Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.  “Investment” shall exclude extensions of trade credit by the Issuer and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Issuer or such Restricted Subsidiary, as the case may be.

“Issue Date” means May 20, 2011, the date of original issuance of Notes.

“Issuer” means the party named as such above until a successor replaces it in accordance with Article V hereof, and thereafter means such successor.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Leverage Ratio” means the ratio of (i) the outstanding Indebtedness of a Person and its Subsidiaries (or in the case of the Issuer, the outstanding Indebtedness of the Issuer and its Restricted Subsidiaries) divided by (ii) the Trailing EBITDA of such Person (or in the case of the Issuer, the Trailing EBITDA of the Issuer and its Restricted Subsidiaries).

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

“Net Available Cash” from an Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to such Properties or assets or received in any other non-cash form) in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale, and in each case net of all payments made on any Indebtedness (a) which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or (b) which must (1) by its terms, or in order to obtain a necessary consent to such Asset Sale (except, in the case of this clause (b), Indebtedness that is pari passu with or subordinated to the Notes), or (2) by applicable law be repaid out of the proceeds from such Asset Sale, and net of all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

 “Notes” has the meaning assigned to it in the preamble to this Indenture.  The Notes issued on the Issue Date and the Additional Notes (and any Exchange Notes issued in exchange therefor) shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Notes issued on the Issue Date and any Additional Notes (and any Exchange Notes issued in exchange therefor).

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Vice President, the Treasurer or the Secretary of the Issuer.

“Officers’ Certificate” means a certificate signed by two Officers of the Issuer, at least one of whom shall be the principal executive officer or principal financial officer of the Issuer, and delivered to the Trustee.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Sections 12.4 and 12.5 hereof.  The counsel may be an employee of or counsel to the Issuer, any Subsidiary of the Issuer or the Trustee.

“Parent” means GCI so long as it owns, and any other Person which acquires or owns, directly or indirectly, 80% or more of the Voting Stock of the Issuer.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer that ranks pari passu in right of payment with the Notes.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Holders” means (i) Ronald Duncan and his estate, spouse, ancestors, lineal descendants and the trustee of any bona fide trust of which the foregoing are the sole beneficiaries and (ii) the General Communication, Inc. Employee Stock Purchase Plan.

“Permitted Indebtedness” means any and all of the following:  (i) Indebtedness pursuant to any Credit Facility incurred under this clause (i) in an aggregate principal amount outstanding at any time not to exceed the greater of (a) $250 million, reduced by the amount of any prepayments made on the Indebtedness incurred under any Credit Facility pursuant to Section 4.17 and (b) 3.0 times Trailing EBITDA of the Issuer and its Restricted Subsidiaries; provided, however, that the amount of Indebtedness permitted to be incurred pursuant to either clause (a) or (b) is reduced by the amount of then outstanding Vendor Financing, or refinancing thereof, secured by a Lien, incurred pursuant to clause (xii), or pursuant to clause (iii) in the case of a refinancing, of the definition of Permitted Liens; (ii) Indebtedness of the Issuer

evidenced by the Notes issued on the Issue Date; (iii) Indebtedness of the Issuer owing to and held by a Restricted Subsidiary and Indebtedness of a Restricted Subsidiary owing to and held by the Issuer or any Restricted Subsidiary; provided, however, that any event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof; provided, further, that any Indebtedness of the Issuer owing to and held by a Restricted Subsidiary shall be expressly subordinated to the Notes; (iv) Indebtedness (other than Indebtedness permitted by the immediately preceding paragraph or elsewhere in this paragraph) in an aggregate principal amount outstanding at any time not to exceed $15 million; (v) Indebtedness under Interest Rate Agreements entered into for the purpose of limiting interest rate risks, provided, that the obligations under such agreements are related to payment obligations on Indebtedness otherwise permitted by the terms of Section 4.11; (vi) Indebtedness in connection with one or more standby letters of credit or performance bonds issued in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit; (vii) Indebtedness outstanding on the Issue Date (after giving effect to the application of the proceeds of the sale of the Notes); and (viii) Permitted Refinancing Indebtedness Incurred in respect of Indebtedness Incurred pursuant to clause (a) of Section 4.11 and clauses (ii) and (vii) above.

“Permitted Investment” means an Investment by the Issuer or any Restricted Subsidiary in (i) a Restricted Subsidiary or a  Person which will, upon the making of such Investment, become a Restricted Subsidiary; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to (after which such other Person shall cease to exist or shall remain a “shell” corporation), the Issuer or a Restricted Subsidiary; (iii) Temporary Cash Investments; (iv) accounts receivable owing to the Issuer or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments; and (vii) loans and advances to employees of Parent, the Issuer or a Restricted Subsidiary made in the ordinary course of business consistent with past practice of Parent, the Issuer or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed in the aggregate $6 million at any one time outstanding.

“Permitted Liens” means (i) Liens on the Property of the Issuer or any Restricted Subsidiary existing on the Issue Date; (ii) Liens under any Credit Facility relating to Indebtedness incurred pursuant to clause (i) of the definition of Permitted Indebtedness; (iii) Liens on the Property of the Issuer or any Restricted Subsidiary to secure any extension, renewal, refinancing, replacement or refunding (or successive extensions, renewals, refinancings, replacements or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in any of clauses (i), (ii), (vii), (x) or (xii); provided, however, that any such Lien will be limited to all or part of the same Property that secured the original Lien (plus improvements on such Property) and the aggregate principal amount of Indebtedness that is secured by such Lien will not be increased to an amount greater than the sum of (A) the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness secured by Liens described under clauses (i), (ii), (vii), (x) or (xii), as applicable, at the time the original Lien became a Permitted Lien under this Indenture and (B) an amount necessary to pay any premiums, fees and other expenses incurred by the Issuer in connection with such extension, renewal, refinancing, replacement or refunding; (iv) Liens for taxes, assessments or governmental charges or levies on the Property of the Issuer or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings; (v) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens on the Property of the Issuer or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations which are not more than 60 days past due or are being contested in good faith and by appropriate proceedings; (vi) Liens on the Property of the Issuer or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice; (vii) Liens on Property at the time the Issuer or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary; provided such Lien shall not have been Incurred in anticipation of or in connection with such transaction or series of related transactions pursuant to which such Property was acquired by the Issuer or any Restricted Subsidiary; (viii) other Liens on the Property of the Issuer or any Restricted Subsidiary incidental to the conduct of their respective businesses or the ownership of their respective Properties which were not created in anticipation of or in connection with the Incurrence of Indebtedness or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of their respective Properties or materially impair the use thereof in the operation of their respective businesses; (ix) pledges or deposits by the Issuer or any Restricted Subsidiary under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Issuer or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Issuer or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business; (x) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided any such Lien does not extend to any other Property of the Issuer or any Restricted Subsidiary; and provided, further, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary; (xi) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character; and (xii) Liens on Property securing Vendor Financing permitted to be Incurred under clause (a) of Section 4.11, provided, however, that any such Lien will be limited to all or any part of the same Property purchased or acquired directly with such Vendor Financing and provided further, however, that, after giving effect to the Incurrence of Indebtedness that is secured by such Lien, the sum of (A) the outstanding principal amount of Indebtedness under any Credit Facility at that time and (B) the aggregate outstanding amount of Indebtedness secured by Liens permitted under this clause (xii) at such time, will not be greater than the amount of Indebtedness that could be Incurred under any Credit Facility pursuant to clause (i)(b) of the definition of Permitted Indebtedness at such time.

“Permitted Refinancing Indebtedness” means any extensions, renewals, refinancings, replacements or refundings of any Indebtedness, including any successive extensions, renewals, substitutions, refinancings, replacements or refundings so long as (i) the aggregate amount of Indebtedness represented thereby is not increased by such extension, renewal, refinancing, replacement or refunding (other than to finance fees and expenses, including any premium and defeasance costs, incurred in connection therewith), (ii) the Average Life of such Indebtedness is equal to or greater than the Average Life of the Indebtedness being extended, renewed, refinanced, replaced or refunded, (iii) the Stated Maturity of such Indebtedness is no earlier than the Stated Maturity of the Indebtedness being extended, renewed, refinanced, replaced or refunded and (iv) the new Indebtedness shall not be senior in right of payment to the Indebtedness that is being extended, renewed, refinanced, replaced or refunded; provided, that Permitted Refinancing Indebtedness shall not include (a) Indebtedness of a Subsidiary that extends, renews, refinances, replaces or refunds, Indebtedness of the Issuer or (b) Indebtedness of the Issuer or a Restricted Subsidiary that extends, renews, refinances, replaces or refunds Indebtedness of an Unrestricted Subsidiary.

“Person” means any individual, corporation, company (including any limited liability company), partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

“Private Placement Legend” means the legend set forth in Section 2.6(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Pro Forma EBITDA” means for any Person, for any period, the EBITDA of such Person as determined on a consolidated basis in accordance with GAAP consistently applied after giving effect to the following: (i) if, during or after such period, such Person or any of its Subsidiaries shall have made any disposition of any Person or business, Pro Forma EBITDA of such Person and its Subsidiaries shall be computed so as to give pro forma effect to such disposition and (ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person or whose assets are held directly by such Person or a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to the acquisition of such Person or business; provided, however, that, with respect to the Issuer, all of the foregoing references to “Subsidiary or “Subsidiaries” shall be deemed to refer only to the “Restricted Subsidiaries” of the Issuer.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in, and other securities of, any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

“Purchase Date” means, with respect to any Note to be repurchased, the date fixed for such repurchase by or pursuant to this Indenture.

“Purchase Price” means the amount payable for the repurchase of any Note on a Purchase Date, exclusive of accrued and unpaid interest and Additional Interest (if any) thereon to the Purchase Date.

“QIB” means a qualified institutional buyer as defined in Rule 144A under the Securities Act.

“Qualified Stock” means any Capital Stock that is not Disqualified Stock.

“Redemption Date” means, with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means the amount payable for the redemption of any Note on a Redemption Date, exclusive of accrued and unpaid interest and Additional Interest (if any) thereon to the Redemption Date.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated as of the Issue Date among the Issuer and the Initial Purchaser and (ii) any other registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Issue Date.

 “Regulation S” means Regulation S as promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, transferred pursuant to Regulation S.

“Related Business” means the business of (i) transmitting, or providing services related to the transmission of voice, video or data through owned or leased wireline or wireless transmission facilities, (ii) creating, developing, constructing, installing, repairing, maintaining or marketing communications-related systems, network equipment and facilities, software and other products or (iii) pursuing any other business that is related to those identified in the foregoing clauses (i) or (ii).

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility or be part of the group that has such responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Note in the form of a Global Note bearing the Private Placement Legend.

“Restricted Payment” means (i) any dividend or distribution (whether made in cash, Property or securities) declared or paid on or with respect to any shares of Capital Stock of the Issuer or Capital Stock of any Restricted Subsidiary except for any dividend or distribution which is made solely by a Restricted Subsidiary to the Issuer or another Restricted Subsidiary (and, if such Restricted Subsidiary is not wholly owned, to the other holders of Capital Stock of such Restricted Subsidiary on a pro rata basis) or dividends or distributions payable solely in shares of Capital Stock (other than Disqualified Stock) of the Issuer; (ii) a payment made by the Issuer or any Restricted Subsidiary to purchase, redeem, acquire or retire any Capital Stock of the Issuer or Capital Stock of any Affiliate of the Issuer (other than a Restricted

Subsidiary) or any warrants, rights or options to directly or indirectly purchase or acquire any such Capital Stock or any securities exchangeable for or convertible into any such Capital Stock; (iii) a payment made by the Issuer or any Restricted Subsidiary to redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment (other than the purchase, repurchase, or other acquisition of any Indebtedness subordinate in right of payment to the Notes purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), Indebtedness of the Issuer which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes; or (iv) an Investment (other than Permitted Investments) in any Person.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means (i) any Subsidiary of the Issuer on or after the Issue Date unless such Subsidiary shall have been designated an Unrestricted Subsidiary as permitted or required pursuant to the definition of “Unrestricted Subsidiary” and (ii) an Unrestricted Subsidiary which is redesignated as a Restricted Subsidiary as permitted pursuant to the definition of “Unrestricted Subsidiary.”

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Sale and Leaseback Transaction” means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Subsidiary of such Person (or, in the case of the Issuer, its Restricted Subsidiaries) and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries (or, in the case of the Issuer, its Restricted Subsidiaries).

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

 “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act as in effect on the Issue Date; provided, however, that for purposes of this definition only, (i) subclause (3) of such Rule 1.02(w) shall be disregarded and (ii) “Significant Subsidiary” shall include any Subsidiary (and its Subsidiaries) whose EBITDA comprises more than 10% of the EBITDA of the

Issuer for the most recently completed fiscal year; and provided, further, that no Unrestricted Subsidiary shall be deemed a Significant Subsidiary.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the final date on which the payment of principal of such Indebtedness is due and payable.

“Subsidiary” of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which at least a majority of the total voting power of the Voting Stock is held by such first-named Person or any of its Subsidiaries and such first-named Person or any of its Subsidiaries has the power to direct the management, policies and affairs thereof; or (ii) in the case of a partnership, joint venture, association, or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

“Temporary Cash Investments” means any of the following: (i) Investments in U.S. Government Obligations maturing within 90 days of the date of acquisition thereof, (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term debt is rated “A-3” or “A-” or higher according to Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)) and shall, in any event, include First National Bank of Alaska, (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) entered into with a bank meeting the qualifications described in clause (ii) above, and (iv) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than the Issuer or an Affiliate of the Issuer) organized and in existence under the laws of the United States of America or any state thereof or the District of Columbia with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s Investors Service, Inc. or “A-1” (or higher) according to Standard & Poor’s Ratings Group (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)).

“TIA” means the Trust Indenture Act of 1939, as amended.

“Trailing EBITDA” means, with respect to any Person, such Person’s Pro Forma EBITDA for the four most recent full fiscal quarters for which financial statements are available.

“Transfer Restricted Security” means a Note that is a restricted security as defined in Rule 144(a)(3) under the Securities Act.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Note in the form of a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means (i) United Utilities, Inc. and Unicom, Inc., (ii) Subsidiaries of the Issuer designated as Unrestricted Subsidiaries pursuant to the procedures below and (iii) any Subsidiary of any Subsidiary described in the foregoing clauses (i) and (ii), in each case, until any such Subsidiary is redesignated as a Restricted Subsidiary in accordance with this definition.  The Issuer’s Board of Directors may designate any Person that becomes a Subsidiary of the Issuer or any Restricted Subsidiary to be an Unrestricted Subsidiary if (i) the Subsidiary to be so designated does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any Property of, the Issuer or any other Restricted Subsidiary, (ii) the Subsidiary to be so designated is not obligated under any Indebtedness or other obligation that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Indebtedness of the Issuer or any Restricted Subsidiary and (iii) either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) such designation is effective immediately upon such entity becoming a Subsidiary of the Issuer or any Restricted Subsidiary.  Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Issuer or of any Restricted Subsidiary will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if the Issuer would be unable to Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of Section 4.11.  Except as provided in the second sentence of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.  The Issuer’s Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation, (x) the Issuer could Incur at least $1.00 of additional indebtedness pursuant to clause (a) of Section 4.11 and (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.  Any such designation by the Issuer’s Board of Directors will be evidenced to the Trustee by filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying (i) that such designation complies with the foregoing provisions and (ii) giving the effective date of such designation, such filing with the Trustee to occur within 75 days after the end of the fiscal quarter of the Issuer in which such designation is made (or in the case of a designation made during the last fiscal quarter of the Issuer’s fiscal year, within 120 days after the end of such fiscal year).

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the Issuer’s option.

“U.S. Person” means any U.S. person as defined in Regulation S.

“Vendor Financing” means the financing entered into with any vendor or supplier (or any financial institution acting on behalf of or for the purpose of directly financing purchases from such vendor or supplier) to the extent the Indebtedness thereunder is incurred for the purpose of financing the cost (including the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) or maintenance of personal property (tangible or intangible) used, or to be used, in a Related Business.

“Voting Stock” of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

Section 1.2.	Other Definitions.

Term	Defined in Section
“Act”	1.5
“Affiliate Transaction”	4.14
“Change of Control Offer”	4.15(a)
“Change of Control Payment”	4.15(a)
“Change of Control Payment Date”	3.9
“Code”	9.1(b)
“Covenant Defeasance”	8.3
“Event of Default”	6.1
“Excess Proceeds”	4.17
“Legal Defeasance”	8.2
“Optional Redemption”	3.7
“Paying Agent”	2.3
“Prepayment Offer”	4.17
“Public Equity Offering”	3.8(b)
“Purchase Date”	3.10(b)
“Registrar”	2.3
“Special Redemption”	3.8(a)
“Surviving Entity”	5.1

Section 1.3.	Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee;

“obligor” on the Notes means the Issuer and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.4.	Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)  “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) provisions apply to successive events and transactions; and

(f) references to sections of or rules under the Securities Act, the Exchange Act and the TIA shall be deemed to include substitute, replacement and successor sections or rules adopted by the Commission from time to time.

Section 1.5.	Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof.  Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

(c) The ownership of Notes shall be proved by the register maintained by the Registrar.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of (and parties holding beneficial interests in) the same Note and the Holder of (and parties holding beneficial interests in) every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

ARTICLE II

                                  THE NOTES

Section 2.1.	Form and Dating.

(a) General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be in initial denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  Each Holder of (and holder of beneficial interests in) any Note, by benefiting from such Note, agrees to be bound by the terms and conditions of this Indenture.  To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A hereto, including the Global Note Legend thereon and the “Schedule of Exchanges and Interests in the Global Note” attached thereto.  Notes issued in definitive form will be substantially in the form of Exhibit A hereto, but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto.  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Global Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

Section 2.2.	Execution and Authentication.

At least one Officer of the Issuer shall sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee, upon a written order of the Issuer signed by an Officer of the Issuer, shall authenticate and deliver Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $325,000,000 and following the Issue Date will authenticate and deliver additional Notes that may be validly issued under this Indenture, including any Additional Notes, subject to Section 4.11.  Such written order of the Issuer shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.  Any Additional Notes shall be part of the same issue as the Notes being issued on the Issue Date and will vote on all matters as one class with the Notes being issued on the Issue Date, including, without limitation, waivers, amendments, redemptions, Change of Control Offers and

Prepayment Offers.  For the purposes of this Indenture, references to the Notes include Additional Notes, if any.  The Trustee may conclusively presume that any Notes in respect of which it is requested in any such written order to authenticate and deliver will be validly issued under this Indenture.  The Issuer agrees that the aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more written orders, except as expressly provided in Section 2.7 hereof and provided that the Trustee shall have no obligation to determine compliance with this provision.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes.  Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Issuer or with any Affiliate of the Issuer.

Section 2.3.	Registrar and Paying Agent.

The Issuer shall maintain an office or agency in the Borough of Manhattan in the City of New York where Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”), which may be the same office or agency.  The Registrar shall keep a register of the Notes and of their transfer and exchange.  At the option of the Issuer, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders or by wire transfer of immediately available funds pursuant to wire transfer instructions provided to the Trustee or the Paying Agent.  The Issuer may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer shall notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture.  If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Issuer may act as Paying Agent or Registrar.  The Depositary shall, by acceptance of a Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Global Notes Custodian with respect to the Global Notes, until such time as the Trustee has resigned or a successor has been appointed.

The Issuer may also from time to time designate one or more other offices or agencies (in or outside of the City of New York, State of New York) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the City of New York, State of New York for such purposes.  The Issuer will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

The Issuer hereby designates Union Bank, N.A., at the Corporate Trust Office, as one such office or agency of the Issuer.  The Trustee may resign such agency at any time by giving written notice to the Issuer no later than 30 days prior to the effective date of such resignation.

Section 2.4.	[Reserved].

Section 2.5.	Holder Lists.

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Issuer shall furnish or cause the Registrar to furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Issuer shall otherwise comply with TIA § 312(a).

Section 2.6.	Transfer and Exchange.

(a) Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Issuer for Definitive Notes if:

(1) a Holder of a Global Note so requests; or

(2) if the Depositary is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Issuer within 90 days.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof.  Every Note (other than a Definitive Note) authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for a Definitive Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(i) both:

(a) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(b) instructions from the Depositary given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(ii) both:

(a) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(b) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (a) above.

Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(2) shall be deemed to have been satisfied upon receipt by the Issuer of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act (such satisfaction being deemed to have been conclusively established upon receipt by the Trustee of the written order referred to in Section 2.2 hereof with respect to such Notes), the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(2) above and the Registrar receives the following:

(i)    if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 1 thereof;

(ii)   if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 2 thereof; and

(iii)   if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item 3 thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(2) above and:

(i)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(ii)   such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

(iii)  the Registrar receives the following:

(a) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item 1(a) thereof; or

(b)  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case set forth in this subparagraph (iii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in a form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (ii) or (iii) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of written instructions from the Depositary, including registration instructions and the following documentation:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item 2(a) thereof;

(ii) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 1 thereof;

(iii) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 2 thereof;

(iv) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 4(a) thereof;

(v) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item 3 thereof, if applicable;

(vi) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3(b) thereof; or

(vii) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(i) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(ii) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(iii) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(iv) the Registrar receives the following:

(a) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item 1(b) thereof; or

(b) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case set forth in this subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in a form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a

Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(i) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 2(b) thereof;

(ii) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 1 thereof;

(iii) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 2 thereof;

(iv) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 4(a) thereof;

(v) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item 3 thereof, if applicable;

(vi) if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3(b) thereof; or

(vii) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3(c) thereof, the Trustee will, upon surrender of the Restricted Definitive Note, cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (i) above, the appropriate Restricted Global Note, in the case of clause (ii) above, the 144A Global Note, in the case of clause (iii) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(i) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(ii) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(iii) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(iv) the Registrar receives the following:

(a) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 1(c) thereof; or

(b) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case set forth in this subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(2) and surrender of the Restricted Definitive Notes to the Trustee, the Trustee will cancel such Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer and surrender of such Unrestricted Definitive Note, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(ii) or (2)(iv) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of a written order in accordance with Section 2.2 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in a form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(i) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 1 thereof;

(ii) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 2 thereof; and

(iii) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item 3 thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(i)   such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(ii)   any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(iii)   any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(iv)   the Registrar receives the following:

(a) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 1(d) thereof; or

(b) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case set forth in this subparagraph (iv), if the Registrar so requests, an Opinion of Counsel in a form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer will issue and, upon receipt of a written order in accordance with Section 2.2 hereof, the Trustee will authenticate:

(1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted by the Issuer for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuer; and

(2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted by the Issuer for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuer.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer will execute and the Trustee will authenticate and deliver to the Persons designated by the Issuer as the holders of Unrestricted Global Notes or Unrestricted Definitive Notes so accepted Unrestricted Global Notes or Unrestricted Definitive Notes in the appropriate principal amount.

Notes issued pursuant to this Section 2.6(f) shall be a part of the same series of Notes as the Notes issued on the Issue Date.

(g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(1) Private Placement Legend.

(i)   Except as permitted by subparagraph (ii) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY (OR SUCH LONGER PERIOD AS MAY BE REQUIRED TO COMPLY WITH THE SECURITIES ACT) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER

THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(ii)   Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h) Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of a written order in accordance with Section 2.2 hereof or at the Registrar’s request.

(2) No service charge will be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer or the Trustee or any other Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 3.8, 4.15, 4.17 and 9.5 hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Issuer will be required:

(i)   to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection;

(ii)   to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(iii)   to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

(9) The Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(j) General Provisions Relating to Global Notes.  Owners of beneficial interests in the Notes evidenced by a Global Note will not be entitled to any rights under this Indenture with respect to such Global Note, and the Depositary or its nominee may be treated by the Issuer and the Trustee and any agent of the Issuer or the Trustee, including any Agent, as the owner and Holder of such Global Note for all purposes whatsoever.  None of the Issuer, the Trustee, any Agent or any other agent of the Issuer or of the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  None of the Issuer, the Trustee, any Agent or any other agent of the Issuer or of the Trustee shall have any responsibility or liability to any Person for any acts or omissions of the Depositary or its nominee in respect of a Global Note, for the records of any such

Depositary, including records in respect of beneficial ownership interests in respect of such Global Note, for any transactions between such Depositary and any Participant or Indirect Participant in such Depositary or between or among such Depositary, any Participant or Indirect Participant in such Depositary and/or any Holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any Agent or such agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee or impair, as between the Depositary or its nominee and such owners of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary or its nominee as Holder of any Global Note.

Section 2.7.	Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of a written order, will authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuer and the Trustee or any other Agent may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8.	Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding.  Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.7 hereof, it will be deemed outstanding only if the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, its Subsidiary or its Affiliate) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.9.	Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10.	Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of a written order in accordance with Section 2.2 hereof, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.	Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation, which have been previously authenticated hereunder and which the Issuer may have acquired in any manner whatsoever.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act).  Certification of the disposal of all canceled Notes will be delivered to the Issuer.  The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation, except as expressly permitted by this Indenture.

Section 2.12.	Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof.  The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.  The Issuer shall be responsible for a reasonable charge and the expenses of the Trustee incurred in connection with making any payment under this Section 2.12.  In the event no special record date is set for making any such payment, the Trustee may (but shall not be required to) make other arrangements for the making by the Issuer of any payment pursuant this Section 2.12.

Section 2.13.	Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer the Issuer, the Trustee, any Paying Agent, any co-registrar and any Registrar may deem and treat the Person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Issuer, any co-registrar or any Registrar) for the purpose of receiving all payments with respect to such Note and for all other purposes, and none of the Issuer, the Trustee, any Paying Agent, any co-registrar or any Registrar shall be affected by any notice to the contrary.

Section 2.14.	CUSIP Numbers.

The Issuer in issuing the Notes may use a “CUSIP” number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.  The Issuer shall notify the Trustee of any change to the CUSIP numbers.

ARTICLE III

                              REDEMPTION AND REPURCHASE

Section 3.1.	Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the provisions of Section 3.7 or 3.8 hereof, they shall furnish to the Trustee, at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee), an Officers’ Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price (provided, however, that in the case of a partial redemption, or if the Trustee is requested to give notice to Holders of Notes on behalf of the Issuer pursuant to Section 3.3, the Officers’ Certificate required hereunder shall be given to the Trustee not less than 45 days before the Redemption Date, unless a shorter period is satisfactory to the Trustee).

If the Issuer is required to offer to repurchase Notes pursuant to the provisions of Section 4.15 or 4.17 hereof, it shall notify the Trustee in writing, at least 45 days but not more than 60 days before the Purchase Date (unless a shorter period shall be satisfactory to the Trustee), of the Section of this Indenture pursuant to which the repurchase shall occur, the Purchase Date, the principal amount of Notes required to be repurchased and the Purchase Price and shall furnish to the Trustee an Officers’ Certificate to the effect that the Issuer is required to make or have made a Prepayment Offer or a Change of Control Offer, as the case may be.

If the Registrar is not the Trustee, the Issuer shall, concurrently with each notice of redemption or repurchase, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of Notes held by each Holder.

Section 3.2.	Selection of Notes.

If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed either (1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or (2) if the Notes are not then listed on a national securities exchange, on a pro rata basis, or as otherwise instructed by the Issuer; provided that the Trustee shall not be obligated to make such selection on any basis deemed by it to be materially adverse to any Holder.  In the event of partial redemption by lot, the particular Notes or portions thereof to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

If less than all of the Notes tendered are to be repurchased pursuant to the provisions of Section 4.17 hereof, the Trustee shall select the Notes or portions thereof to be repurchased in compliance with Section 4.17.  In the event of partial repurchase by lot, the particular Notes or portions thereof to be repurchased shall be selected at the close of business of the last Business Day prior to the Purchase Date.  If less than all of the Notes tendered are to be repurchased pursuant to the provisions of Section 3.8 (a) hereof, the Trustee shall select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depositary) unless such method is otherwise prohibited.

The Trustee shall promptly notify the Issuer in writing of the Notes or portions thereof selected for redemption or repurchase and, in the case of any Note selected for partial redemption or repurchase, the principal amount thereof to be redeemed or repurchased.  Notes and portions thereof selected shall be in integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or repurchased.  No Notes of a principal amount of $2,000 or less shall be redeemed in part.

Section 3.3.	Notice of Optional or Special Redemption.

In the event Notes are to be redeemed pursuant to Section 3.7 or 3.8 hereof, at least 30 days but not more than 60 days before the Redemption Date, the Issuer shall mail a notice of redemption to each Holder whose Notes are to be redeemed in whole or in part, with a copy to the Trustee; provided that redemption notices may be mailed more than 60 days prior to a Redemption Date if such notice is issued in connection with a Legal Defeasance or Covenant Defeasance pursuant to Article VIII hereof or a satisfaction and discharge of this Indenture pursuant to Article XI hereof.

The notice shall identify the Notes or portions thereof to be redeemed (including the CUSIP number, if any) and shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(f) that, unless the Issuer defaults in making the redemption payment, interest and any Additional Interest on the Notes called for redemption will cease to accrue on and after the Redemption Date;

(g) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portions thereof) to be redeemed, as well as the aggregate principal amount of the Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(h) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

(i) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided that the Issuer shall deliver to the Trustee, at least 45 days prior to the Redemption Date, the Officer’s Certificate required by Section 3.1 and an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph (unless a shorter period is acceptable to the Trustee).

Section 3.4.	Effect of Notice of Redemption.

Once notice of redemption is mailed, Notes or portions thereof called for redemption become due and payable on the Redemption Date at the Redemption Price.  Upon surrender to any Paying Agent, such Notes or portions thereof shall be paid at the Redemption Price, plus accrued and unpaid Additional Interest, if any, and accrued and unpaid interest to the Redemption Date; provided, however, that, if the Redemption Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest shall be paid to the Person in whose name a Note is registered at the close of business on the record date, and no Additional Interest shall be payable to Holders who surrendered Notes.

Section 3.5.	Deposit of Redemption Price or Purchase Price.

On or before 1:00 p.m. Eastern Time on each Redemption Date or Purchase Date, the Issuer shall irrevocably deposit in immediately available funds with the Trustee or with the Paying Agent money sufficient to pay the aggregate amount due on all Notes to be redeemed or repurchased on that date.  The Trustee or the Paying Agent shall promptly return to the Issuer any money not required for that purpose.

Unless the Issuer defaults in making such payment, interest and any Additional Interest on the Notes to be redeemed or repurchased will cease to accrue on the applicable Redemption Date or Purchase Date, whether or not such Notes are presented for payment.  If any Note called for redemption shall not be so paid upon surrender because of the failure of the Issuer to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the applicable Redemption Date or Purchase Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

Section 3.6.	Notes Redeemed or Repurchased in Part.

Upon surrender of a Note that is redeemed or repurchased in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the portion of the Note surrendered that is not to be redeemed or repurchased.

Section 3.7.	Optional Redemption.

The Issuer may redeem any or all of the Notes at any time on or after June 1, 2016 at the Redemption Prices set forth in paragraph 5 of the Notes (an “Optional Redemption”).

Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

Section 3.8.	Optional Redemption Upon Public Equity Offerings.

(a) In the event the Issuer completes one or more Public Equity Offerings on or before June 1, 2014, the Issuer may, at its option, use the net cash proceeds from any such Public Equity Offering to redeem up to a maximum 35% of the initially outstanding aggregate principal amount of the Notes (a “Special Redemption”) at a Redemption Price of 106.750% of the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, to the date of redemption; provided, however, that at least 65% of the principal amount of the Notes will remain outstanding immediately after each such Special Redemption.

(b) As used in paragraph (a) above, “Public Equity Offering” means an underwritten public offering of Qualified Stock of Parent or the Issuer pursuant to a registration statement filed with the Commission in accordance with the Securities Act; provided that in the event of a Public Equity Offering by Parent, Parent contributes to the capital of the Issuer as common equity the portion of the net cash proceeds of such Public Equity Offering necessary to pay the aggregate redemption price (plus accrued and unpaid interest thereon to the redemption date) of the Notes to be redeemed pursuant to the preceding paragraph.

Any redemption pursuant to this Section 3.8 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

Section 3.9.	Repurchase upon Change of Control Offer.

In the event that, pursuant to Section 4.15 hereof, the Issuer shall be required to commence a Change of Control Offer, it shall follow the procedures specified below.

The Change of Control Offer shall remain open for a period from the date of the mailing of the notice of the Change of Control Offer described in the next paragraph until three Business Days prior to the Purchase Date for the Change of Control, which shall be a date determined by the Issuer which is at least 30 but no more than 60 days from the date of mailing of such notice, except to the extent that a longer period is required by applicable law (the “Change of Control Payment Date”).  On the Purchase Date, which shall be the Change of Control Payment Date, the Issuer shall purchase the principal amount of Notes properly tendered in response to the Change of Control Offer.

Within 30 days following any Change of Control, the Issuer shall send, by first class mail, a notice to (i) the Dow Jones News Service or similar business news service in the United States and (ii) to the Trustee and each of the Holders.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer.  The Change of Control Offer shall be made to all Holders.  The notice, which shall govern the terms of the Change of Control Offer, shall state:

(a) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to Sections 3.9 and 4.15 and that all Notes timely tendered will be accepted for payment;

(b) the Change of Control Payment and the Change of Control Payment Date, subject to any contrary requirements of applicable law;

(c) that any Note (or portions thereof) not properly tendered or otherwise not accepted for repurchase will continue to accrue interest and Additional Interest, if any;

(d) that, unless the Issuer defaults in the payment of the amount due on the Change of Control Payment Date, all Notes or portions thereof accepted for repurchase pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest, if any, on the Change of Control Payment Date;

(e) a description of the transaction or transactions constituting the Change of Control;

(f) that Holders electing to have any Notes purchased pursuant to the Change of Control Offer will be required to tender the Notes, with the form entitled Option of Holder To Elect Purchase on the reverse of the Notes completed, or transfer the Notes by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice not later than the close of business on the third Business Day preceding the Change of Control Payment Date;

(g) that Holders will be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for repurchase, and a statement that such Holder is withdrawing his election to have the Notes redeemed in whole or in part; and

(h) that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.  No Note will be purchased in part if the remaining portion thereof would not be at least $2,000.

On or before the Change of Control Payment Date, the Issuer shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer and (ii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Issuer.  The Paying Agent shall promptly (but in any case not later than five days after the Change of Control Payment Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer shall authenticate and mail or deliver (or cause to transfer by book entry) to each relevant Holder a new Note, in a principal amount equal to any unpurchased portion of the Notes surrendered to the Holder thereof; provided that each such new Note shall be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof.  The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, in each case to the Change of Control Payment Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders pursuant to the Change of Control Offer.

Section 3.10.	Repurchase upon Application of Excess Proceeds.

In the event that, pursuant to Section 4.17 hereof, the Issuer shall be required to commence a Prepayment Offer, it shall follow the procedures specified below.

Each Prepayment Offer will be mailed by the Issuer to the record Holders as shown on the register of Holders within 5 Business Days following the date the Issuer is first required to commence a Prepayment Offer, with a copy to the Trustee, and shall be accompanied by such information regarding the Issuer and its Subsidiaries as the Issuer in good faith believes will enable the Holders to make an informed decision with respect to the Prepayment Offer.  Upon receiving notice of the Prepayment Offer, Holders may elect to tender their Notes in whole or in part in denominations of $1,000 or integral multiples thereof in exchange for cash; provided that no Note in a denomination of less than $2,000 shall be outstanding .  The Prepayment Offer shall remain open until three Business Days prior to the Purchase Date.  The notice, which shall govern the terms of the Prepayment Offer, shall state:

(a) that a Prepayment Offer is being made pursuant to this Section 3.10 and Section 4.17 hereof;

(b) the purchase price and the Purchase Date (as defined below) subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days from the date the Prepayment Offer Notice is mailed (the “Purchase Date”);

(c) that any Note not properly tendered or otherwise not accepted for repurchase shall continue to accrue interest and Additional Interest, if any;

(d) that, unless the Issuer defaults in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Prepayment Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;

(e) the aggregate principal amount of the Notes (or portions thereof) to be purchased;

(f) that Holders electing to have any Notes repurchased pursuant to the Prepayment Offer shall be required to tender the Notes, with the form entitled Option of Holder To Elect Purchase on the reverse of the Notes completed, or transfer the Notes by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

(g) that Holders will be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the third Business Day preceding the Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for repurchase and a statement that such Holder is withdrawing his election to have such Notes repurchased in whole or in part;

(h) that, to the extent Holders properly tender Notes and holders of Pari Passu Indebtedness properly tender such Indebtedness in an amount exceeding the Excess Proceeds, the tendered Notes and Pari Passu Indebtedness will be purchased on a pro rata basis based on the aggregate amounts of Notes and Pari Passu Indebtedness tendered (and the Trustee shall select the tendered Notes of tendering Holders on a pro rata basis based on the amount of Notes tendered); and

(i) that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

On or before the Purchase Date, the Issuer shall to the extent lawful, (i) accept for payment, on a pro rata basis in accordance with this Indenture to the extent necessary, the Excess Proceeds of Notes and Pari Passu Indebtedness or portions thereof properly tendered pursuant to the Prepayment Offer, or if less than the Excess Proceeds has been tendered, all Notes and Pari Passu Indebtedness properly tendered and (ii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Issuer.  The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion to the Holder thereof; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  The Issuer shall publicly announce the results of the Prepayment Offer on or as soon as practicable after the Purchase Date.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders pursuant to the Prepayment Offer.

ARTICLE IV

                                 COVENANTS

Section 4.1.	Payment of Notes.

The Issuer shall promptly pay or cause to be paid the principal, Redemption Price and Purchase Price of, and interest and Additional Interest, if any, on, the Notes on the dates, in the amounts and in the manner provided in the Notes and in this Indenture.  Principal, Redemption Price, Purchase Price and interest and Additional Interest, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, Redemption Price, Purchase Price and interest and Additional Interest, if any, then due.

Interest on the Notes will accrue from the most recent date to which interest has been paid or, of no interest has been paid, from and including the Issue Date to but excluding the date of payment.  The Issuer will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Issuer shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue principal, Redemption Price and Purchase Price at the rate specified therefor in the Notes, and it shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful.

Section 4.2.	Maintenance of Office or Agency.

The Issuer will maintain in the Borough of Manhattan in The City of New York, State of New York, an office or agency in accordance with Section 2.3.

Section 4.3.	Money for Note Payments to Be Held in Trust.

The Issuer will, on or before each due date of the principal of or interest on, any Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of such action or any failure so to act.  The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section 4.3, that such Paying Agent will:

(a) hold all sums held by it for the payment of the principal of or interest on Notes in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

(b) give the Trustee notice of any Default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal of or interest on the Notes;

(c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer upon receipt of an Issuer request therefor, or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

If the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  If the Issuer is acting as Paying Agent, upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 4.4.	Corporate Existence.

Subject to Article 5, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Issuer and each of the Restricted Subsidiaries; provided, however, that the Issuer will not be required to preserve any such existence, right, license or franchise if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Restricted Subsidiaries as a whole and that the loss thereof is not adverse in any material respect to the Holders; provided, further, that the foregoing will not prohibit a sale, transfer or conveyance of a Subsidiary of the Issuer or any of its assets in compliance with the terms of this Indenture.

Section 4.5.	Payment of Taxes and Other Claims.

The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed (i) upon the Issuer or any of its Subsidiaries or (ii) upon the income, profits or property of the Issuer or any of the Subsidiaries and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, could reasonably be expected to become a Lien upon the property of the Issuer or any of the Subsidiaries; provided, however, that the Issuer will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith and by appropriate proceedings properly instituted and diligently conducted, or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.6.	Maintenance of Properties.

The Issuer will cause all material properties owned by the Issuer or any of the Restricted Subsidiaries or used or held for use in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.6 will prevent the Issuer from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Issuer, desirable in the conduct of its business or the business of any of the Restricted Subsidiaries and is not disadvantageous in any material respect to the Holders.

Section 4.7.	Insurance.

The Issuer shall provide or cause to be provided, for itself and the Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Issuer, are adequate and appropriate for the conduct of the business of the Issuer and the Restricted Subsidiaries in a prudent manner, with insurers believed by the Issuer in good faith to be financially sound and responsible or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be either (i) consistent with past practices of the Issuer or the applicable Restricted Subsidiary or (ii) customary, in the reasonable, good faith opinion of the Issuer, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Issuer and the Restricted Subsidiaries, taken as a whole.

Section 4.8.	Books and Records.

The Issuer will, and will cause each of the Restricted Subsidiaries to, keep proper books of record and account, in which full and correct entries will be made of all financial transactions and the assets and business of the Issuer and each Restricted Subsidiary of the Issuer in accordance with GAAP, consistently applied.

Section 4.9.	Compliance Certificate.

The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuer and the Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and the Restricted Subsidiaries have kept, observed, performed and fulfilled their respective obligations under this Indenture in all material respects, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer and the Restricted Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture in all material respects and are not in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (and, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default, and the actions being taken by the Issuer to address the matter) of which he or she may have knowledge, and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which, payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event.

The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith (and in any event within five Business Days) upon any Officer of the Issuer becoming aware of any Default or Event of Default an Officers’ Certificate specifying such Default or Event of Default and the measures being taken to remedy or cure such Default or Event of Default.

Section 4.10.	Commission Reports.

The Issuer shall file with the Trustee and provide Holders, within 15 days after it files with the Commission, copies of its annual report and the information, documents and other reports which the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.  Notwithstanding that the Issuer may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall continue to file with the Commission and provide the Trustee and Holders with the annual reports and the information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a United States corporation subject to such sections at the times specified for the filing of such information.  The Issuer also shall comply with the other provisions of TIA Section 314(a).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

In addition, for so long as Notes remain outstanding hereunder, the Issuer shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.11.	Limitation on Indebtedness.

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness; provided, however, that (a) if after giving pro forma effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence, the Issuer may Incur Indebtedness, and Restricted Subsidiaries may borrow or Guarantee borrowings under any Credit Facility (other than any debt securities) or Incur Indebtedness that is Vendor Financing, if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Leverage Ratio of the Issuer and the Restricted Subsidiaries (on a consolidated basis) would not exceed 5.5 to 1.0 and (b) Permitted Indebtedness may be Incurred.

Section 4.12.	Prohibition on Incurrence of Certain Indebtedness

.

The Issuer shall not incur any Indebtedness that is subordinated to any other Indebtedness of the Issuer unless such Indebtedness is subordinated on the same basis to the Notes.

Section 4.13.	Limitation on Restricted Payments.

The Issuer shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of and after giving effect to, such proposed Restricted Payment:  (a) a Default or an Event of Default shall have occurred and be continuing, (b) the Issuer could not Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of Section 4.11, or (c) the aggregate amount of such Restricted Payment and all other Restricted Payments made since February 17, 2004 (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:  (i) the excess of (A) Cumulative EBITDA over (B) the product of 1.5 and Cumulative Interest Expense, (ii) Capital Stock Sale Proceeds, (iii) the amount by which Indebtedness of the Issuer or any Restricted Subsidiary is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) subsequent to the Issue Date of any Indebtedness of the Issuer or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer (less the amount of any cash or other Property distributed by the Issuer or any Restricted Subsidiary upon conversion or exchange) and (iv) an amount equal to the net reduction in Investments made by the Issuer and its Restricted Subsidiaries subsequent to the Issue Date in any Person resulting from (A) dividends, repayment of loans or advances, or other transfers or distributions of Property (but only to the extent the Issuer excludes such transfers or distributions from the calculation of Cumulative EBITDA for purposes of clause (c)(i)(A) above), in each case to the Issuer or any Restricted Subsidiary from any Person or (B) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, not to exceed, in the case of (A) or (B) of this subclause (iv), the amount of such Investments previously made by the Issuer and its Restricted Subsidiaries in such Person or such Unrestricted Subsidiary, as the case may be, which were treated as Restricted Payments.

Notwithstanding the foregoing limitation, the Issuer and its Restricted Subsidiaries, may:

(1) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with this Indenture,

(2) redeem, repurchase, defease, acquire or retire for value, any Indebtedness subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes with the proceeds of any Indebtedness that is Permitted Refinancing Indebtedness in respect of such subordinated Indebtedness,

(3) acquire, redeem or retire Capital Stock of the Issuer or Indebtedness subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes in exchange for, or in connection with a substantially concurrent issuance of, Capital Stock of the Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Issuer or an employee stock ownership plan or other trust established by the Issuer or any Subsidiary of the Issuer),

(4) when the Issuer could incur at least $1.00 of additional Indebtedness pursuant to clause (a) of Section 4.11, make Investments in Persons the primary businesses of which are Related Businesses (other than Investments in the Capital Stock of the Issuer) in an amount at any time outstanding not to exceed in the aggregate for all such Investments made in reliance upon this clause (4), the sum of (a) $35 million and (b) an amount equal to the net reduction in Investments made by the Issuer and its Restricted Subsidiaries subsequent to November 3, 2009 in any Person resulting from payments of dividends, repayment of loans or advances, or other transfers or distributions of Property (to the extent not included in EBITDA) to the Issuer or any Restricted Subsidiary from any Person (but only to the extent such net reduction in Investments has not been utilized to permit a Restricted Payment pursuant to clause (c)(i) or (c)(iv) in the first paragraph of this Section 4.13) not to exceed, in the case of clause (4)(b), the amount of such Investments previously made by the Issuer and its Restricted Subsidiaries in such Person which were treated as Restricted Payments,

(5) purchase or redeem Capital Stock in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees of Parent, the Issuer or one of its Subsidiaries; provided, however, that the amount paid in connection with all such redemptions or repurchases pursuant to this clause (5) shall not exceed in any fiscal year $2 million in the aggregate, and

(6) additional Restricted Payments up to an aggregate amount of $65 million if at the time of making any such Restricted Payment, the Leverage Ratio of the Issuer and its Restricted Subsidiaries (on a consolidated basis) is less than 5.0 to 1.0.

Any payments made pursuant to clauses (2) and (3) of the immediately preceding paragraph shall be excluded from the calculation of the aggregate amount of Restricted Payments made after the Issue Date; provided, however, that the proceeds from the issuance of Capital Stock pursuant to clause (3) of the immediately preceding paragraph shall not constitute Capital Stock Sale Proceeds for purposes of clause (c)(ii) of the first paragraph of this Section 4.13.  The Issuer may, at the time of any Restricted Payment, designate, by delivery to the Trustee of an Officers’ Certificate referencing this Section 4.13 and such designation, whether such Restricted Payment is being made in accordance with the first paragraph of this Section 4.13 or, if applicable, the clause of the preceding paragraph pursuant to which such Restricted Payment is being made.

Section 4.14.	Limitation on Transactions with Affiliates.

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business  or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, lease or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Issuer (an “Affiliate Transaction”) unless:

(a) the terms of such Affiliate Transaction are (i) set forth in writing, (ii) in the best interest of the Issuer or such Restricted Subsidiary, as the case may be, and (iii) no less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Issuer or such Restricted Subsidiary,

(b) with respect to an Affiliate Transaction involving aggregate payments or value in excess of $25 million, the Board of Directors of the Issuer (including a majority of the disinterested members of the Board of Directors of the Issuer) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a)(ii) and (iii) of this paragraph as evidenced by a Board Resolution and

(c) with respect to an Affiliate Transaction involving aggregate payments or value in excess of $50 million, the Issuer obtains a written opinion from an independent appraisal firm to the effect that such Affiliate Transaction is fair, from a financial point of view, to the Issuer or such Restricted Subsidiary, as applicable.

Notwithstanding the foregoing limitation, the Issuer may enter into or suffer to exist the following:

(i) any transaction pursuant to any contract in existence on the Issue Date on the terms of such contract as in effect on the Issue Date;

(ii) any transaction or series of transactions between the Issuer and one or more of its Restricted Subsidiaries or between two or more of its Restricted Subsidiaries;

(iii) any Restricted Payment permitted to be made pursuant to Section 4.13;

(iv) the payment of compensation (including, amounts paid pursuant to employee benefit plans) for the personal services of, and indemnification arrangements for, officers, directors and employees of Parent, Issuer or any of its Restricted Subsidiaries, so long as the Board of Directors of the Issuer in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation or fees to be fair consideration therefor;

(v) loans and advances to employees of Parent, the Issuer or such Restricted Subsidiary made in the ordinary course of business and consistent with past practice of Parent, Issuer or any Restricted Subsidiary, as the case may be, provided, that such loans and advances do not exceed in the aggregate $6 million at any one time outstanding; and

(vi) agreements pursuant to any tax sharing arrangements among Parent, the Issuer and its Subsidiaries that are substantially similar to the tax sharing arrangements in place as of the Issue Date.

Section 4.15.	Change of Control Offer.

(a) Upon the occurrence of a Change of Control, the Issuer shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the “Change of Control Offer”) the Notes at a purchase price equal to 101% of the principal amount thereof, plus any accrued and unpaid interest thereon, if any, to the Change of Control Payment Date (the “Change of Control Payment”) in accordance with the procedures set forth in Section 3.9.

(b) The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(c) The Issuer shall comply with the requirements of Rule 14(e)-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes in connection with a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15 and Section 3.9, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 or Section 3.9 by virtue thereof.

Section 4.16.	Limitation on Liens.

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property, whether now owned or hereafter acquired, or any interest therein, or any income or profits therefrom, unless:

(a) with respect to any Restricted Subsidiary, such Lien secures Indebtedness other than Guarantees of Indebtedness of the Issuer or

(b) effective provision has been or will be made whereby the Notes will be secured by such Lien equally and ratably with all other Indebtedness of the Issuer or any Restricted Subsidiary secured by such Lien;

provided, however, that no Lien may be granted with respect to Indebtedness of the Issuer that is subordinated to the Notes.

Section 4.17.	Limitation on Asset Sales.

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale after the Issue Date unless:

(i) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale; and

(ii) at least 80% of the consideration paid to the Issuer or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash, cash equivalents or assets substantially comparable in type to the assets being sold; provided, however, this clause (ii) shall not apply to any sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Issuer or any Restricted Subsidiary, as the case may be.  For purposes of this clause (ii), the following shall be deemed to be cash: (x) the amount of any Indebtedness (other than Indebtedness subordinate to the Notes) of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary is unconditionally released by the holder of such Indebtedness, and (y) the amount of any obligations received from the transferee in such Asset Sale that are within 90 days repaid, converted into or sold or otherwise disposed of for cash or cash equivalents (to the extent of such cash or cash equivalents actually so received).

The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Issuer or a Restricted Subsidiary (A) to prepay, repay or purchase Indebtedness under any Credit Facility or Indebtedness of a Restricted Subsidiary (excluding Indebtedness owed to the Issuer or an Affiliate of the Issuer); or (B) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Issuer or another Restricted Subsidiary).

Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within one year from the date of such Asset Sale or the receipt of such Net Available Cash shall constitute “Excess Proceeds”.  When the aggregate amount of Excess Proceeds exceeds $10 million (taking into account income earned on such Excess Proceeds), the Issuer will be required to make an offer to purchase (the “Prepayment Offer”) the Notes, and any other Indebtedness, if any, that ranks pari passu with the Notes and contains similar provisions requiring an Asset Sale prepayment offer, on a pro rata basis, at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon (if any) to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture (or, in the event of Indebtedness that is discounted, at a price of the then accreted value thereof); provided, however, if any other such Indebtedness that ranks pari passu with the Notes does not contain similar Asset Sale prepayment offer provisions with regard to the pro rata repayment of such other Indebtedness and the Notes, the Issuer will be required to purchase the Notes before purchasing any other such Indebtedness from such Excess Proceeds.  If the aggregate principal amount of Notes surrendered for purchase by holders thereof exceeds the amount of Excess Proceeds allocated to the Notes, then the Trustee shall select the Notes to be purchased pro rata according to principal amount or by lot with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased and that no Note in a denomination of less than $2,000 shall be purchased in part.

To the extent that any portion of the amount of Net Available Cash remains after compliance with this Section 4.17 and, provided that all holders of Notes have been given the opportunity to tender their Notes for purchase as described in Section 3.10, the Issuer or such Restricted Subsidiary may use such remaining amount for general corporate purposes and the amount of Excess Proceeds will be reset to zero.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes as described above.  To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations in this Section 4.17 or Section 3.10 by virtue thereof.

Section 4.18.	Limitation on Restrictions on Distributions From Restricted Subsidiaries.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, or enter into any agreement with any Person that would cause to become effective, any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Indebtedness or other obligation owed, to the Issuer or any other Restricted Subsidiary,

(b) make any loans or advances to the Issuer or any other Restricted Subsidiary or

(c) transfer any of its Property to the Issuer or any other Restricted Subsidiary,

except such limitation will not apply (1) with respect to clauses (a), (b) and (c), to encumbrances and restrictions (i) in existence under or by reason of any agreements (not otherwise described in clause (iii)) in effect on the Issue Date, (ii) relating to Indebtedness of a Restricted Subsidiary and existing at such Restricted Subsidiary at the time it became a Restricted Subsidiary if such encumbrance or restriction was not created in connection with or in anticipation of the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Issuer, (iii) any encumbrance or restriction pursuant to Indebtedness of a Restricted Subsidiary, which in the good faith judgment of the Issuer will not impair the Issuer’s ability to make required payments of interest and principal on the Notes when due, or (iv) which result from the extension, renewal, refinancing, replacement, refunding or amendment of an agreement referred to in the immediately preceding clauses (1)(i) and (ii) above and clauses (2)(i) and (ii) below, provided, such encumbrance or restriction is no more restrictive to such Restricted Subsidiary and is not materially less favorable to the holders of Notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced, replaced, refunded or amended, and (2) with respect to clause (c) only, to (i) any encumbrance or restriction relating to Indebtedness that is permitted to be Incurred and secured pursuant to Sections 4.11 and 4.16 that limits the right of the debtor to dispose of the assets or Property securing such Indebtedness, (ii) any encumbrance or restriction in connection with an acquisition of Property, so long as such encumbrance or restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition, (iii) customary provisions restricting subletting or assignment of leases of the Issuer or any Restricted Subsidiary and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder or (iv) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sales.

Section 4.19.	USA PATRIOT Act.

The Issuer shall provide to the Trustee such information as the Trustee may reasonably request to permit the Trustee to comply with its obligations under the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001).

Section 4.20.	Operation of Unrestricted Subsidiaries.

The Issuer shall cause each of its Unrestricted Subsidiaries:

(1) to maintain continuously articles or a certificate of incorporation or operating agreement or, in the case of a partnership, a partnership agreement;

(2) to maintain separate books and records including, without limitation, separate financial statements;

(3) not to commingle any of its properties or assets with the properties or assets of the Issuer or any Restricted Subsidiary;

(4) to pay its liabilities, the salaries of its employees and all consultant and advisor fees and expenses directly out of funds that do not comprise in whole or in part the funds of the Issuer or any of its Restricted Subsidiaries; and

(5) otherwise to hold itself out as a separate entity.

Section 4.21.	Conduct of Business.

The Issuer and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar, ancillary or reasonably related to the businesses in which the Issuer and its Restricted Subsidiaries are engaged on the Issue Date.

Section 4.22.	Payments for Consent

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

ARTICLE V

                                    SUCCESSORS

Section 5.1.	Merger, Consolidation and Sale of Assets.

The Issuer will not merge or consolidate with or into any other entity (other than a merger of a wholly owned Restricted Subsidiary into the Issuer) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its Property in any one transaction or series of transactions unless:

(1) the entity formed by or surviving any such consolidation or merger (if the Issuer is not the surviving entity) or the Person to which such sale, transfer, assignment, lease, conveyance or other disposition is made (the “Surviving Entity”):

(x)           shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia; and

(y)           such corporation expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, the due and punctual payment of the principal of, and interest on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Issuer;

(2) immediately before and after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions), the Issuer or the Surviving Entity, as the case may be, would be able to Incur at least $1.00 of additional Indebtedness under clause (a) of Section 4.11; and

(4) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of the Issuer’s Property, such Property shall have been transferred as an entirety or virtually as an entirety to one Person.

In connection with any consolidation, merger or transfer contemplated by this Section 5.1, the Issuer shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, assignment, lease, conveyance or other disposition and the supplemental indenture in respect thereof comply with this Section 5.1 and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

Section 5.2.	Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.1 hereof, any Surviving Entity shall succeed to and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Surviving Entity had been named as the Issuer herein.

ARTICLE VI

                                DEFAULTS AND REMEDIES

Section 6.1.	Events of Default.

An “Event of Default” occurs if:

(1) the Issuer fails to make any payment of interest on any Note when the same becomes due and payable and such failure continues for a period of 30 days;

(2) the Issuer fails to make any payment of the principal of any of the Notes, when the same becomes due and payable at maturity, upon acceleration, redemption, optional redemption, required purchase or otherwise;

(3) the Issuer fails to comply with any other covenant or agreement contained in the Notes or this Indenture and such failure continues for 30 days after written notice from the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding (except in the case of a default with respect to Section 5.1, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4) the Issuer or any Restricted Subsidiary defaults under any Indebtedness for borrowed money which results in acceleration of the maturity of such Indebtedness, or fails to pay any such Indebtedness when due within any applicable grace period, in a total amount greater than $25,000,000;

(5) the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

(A)           commences a voluntary case;

(B)           consents to the entry of an order for relief against it in an involuntary case;

(C)           consents to the appointment of a Custodian of it or for any part of its property; or

(D)           makes a general assignment for the benefits of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)           is for relief against the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) in an involuntary case;

(B)           appoints a Custodian of the Issuer or any Restricted Subsidiary or for any substantial part of its property; or

(C)           orders the winding up or liquidation of the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary);

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

(7) any judgment or judgments for the payment of money in an uninsured aggregate amount in excess of $25,000,000 is rendered against the Issuer or any Restricted Subsidiary and is not waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 6.2.	Acceleration.

If an Event of Default with respect to the Notes (other than an Event of Default specified in clause (5) or (6) of Section 6.1 hereof with respect to the Issuer) shall have occurred and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the principal amount of all the Notes then outstanding, plus accrued but unpaid interest to the date of acceleration; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes then outstanding may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal or interest, have been cured or waived as provided in this Indenture.

If an Event of Default specified in clause (5) or (6) of Section 6.1 hereof with respect to the Issuer occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Section 6.3.	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest or Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any recovery or judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.4.	Waiver of Past Defaults.

The Holders of a majority in principal amount of the Notes then outstanding may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5.	Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture that the Trustee reasonably determines may be unduly prejudicial to the rights of other Holders of Notes or that may subject the Trustee to personal liability and shall be entitled to the benefit of Sections 7.1(c)(iii) and (e) hereof.

Section 6.6.	Limitation on Suits.

No Holder may institute any proceeding with respect to this Indenture or the Notes or any remedy hereunder or thereunder unless:

(a) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes have made a written request and offered reasonable indemnity to the Trustee to institute such proceeding;

(c) the Trustee shall not have received from the Holders of a majority in principal amount of the then outstanding Notes a direction inconsistent with the request; and

(d) the Trustee shall have failed to institute such proceeding within 60 days;

provided, however, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

Section 6.7.	Rights of Holders of Notes To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of or premium, if any, or interest or Additional Interest, if any, on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to repurchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the written consent of such Holder.

Section 6.8.	Collection Suit by Trustee.

If an Event of Default specified in Section 6.l(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and Additional Interest, if any, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expense, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9.	Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including compensation, expenses, disbursement and expenses due the Trustee under Section 7.7) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes) or, their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent, to the making of such payments directly to the Holders, and to pay to the Trustee any amount due to it for compensation, expenses, disbursements and/or advances due the Trustee under Section 7.7 hereof or otherwise pursuant to this Indenture.  To the extent that the payment of any such compensation, expenses, disbursements and/or advances due the Trustee under Section 7.7 hereof, or otherwise pursuant to this Indenture, out of the estate in any such proceeding, shall be denied or unreasonably delayed for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may receive or be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.	Priorities.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First:  to the Trustee for amounts due under Section 7.7 hereof;

Second:  to Holders for amounts due and unpaid on the Notes for principal, Purchase Price, Redemption Price and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, Purchase Price, Redemption Price and Additional Interest, if any, and interest, respectively; and

Third:  to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a special record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VII

                                  TRUSTEE

Section 7.1.	Duties of Trustee.

(a) If an Event of Default has occurred and is continuing and is known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or the TIA against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, without investigation, as to the truth of the statements and the correctness of the opinions expressed therein, upon statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, pursuant to the provisions of this Indenture, including, without limitation, Section 6.5 hereof, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2.	Rights of Trustee.

(a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its own selection and the advice of such counsel and Opinions of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.  A permissive right or power granted to the Trustee hereunder shall not be assumed to be a duty.  Except as expressly provided in this Indenture, any determination or decision to act or refrain from acting made under this Indenture may be made by the Trustee in its sole discretion.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficiently evidenced by a written order signed by one Officer of the Issuer.

(f) The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.1 hereof (other than under Section 6.1(1) (subject to the following sentence) or Section 6.1(2) hereof) unless either (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 12.2 hereof from the Issuer or any Holder of the Notes.  The Trustee shall not be charged with knowledge of the Issuer’s obligation to pay Additional Interest, or the cessation of such obligation, unless the Trustee receives written notice thereof from the Issuer or any Holder.

(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder.

(h) The Trustee may request that an Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person specified as so authorized in any such certificate previously delivered and not superseded or by any Officer.

Section 7.3.	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest within the meaning of the TIA it must eliminate such conflict within 90 days, apply (subject to the consent of the Issuer) to the Commission for permission to continue as trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.4.	Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5.	Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after such Responsible Officer so becomes actually aware of such occurrence.  Except in the case of a Default or Event of Default in payment of principal of, premium or Additional Interest, if any, or interest on, any Note (including the failure to make a mandatory repurchase pursuant hereto), the Trustee may withhold the notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Notes.

Section 7.6.	Reports by Trustee to Holder of the Notes.

Within 60 days after each May 1 beginning with the May 1 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.7.	Compensation, Reimbursement and Indemnity.

The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and the rendering by it of the services required hereunder as shall be agreed upon in writing by the Issuer and the Trustee.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and out-of-pocket expenses incurred or made by or on behalf of it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate.  The Issuer shall also pay when due to the Trustee and the Agents any and all other amounts expressly required pursuant to this Indenture.

The Issuer shall indemnify the Trustee and any predecessor Trustee against any and all losses, liabilities, claims, damages or expenses (including reasonable attorney’s fees and expenses), including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (including its duties under Section 9.6 hereof), including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.7) and defending itself against or investigating any claim (whether asserted by the Issuer, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct.  The Trustee shall, to the extent permitted by applicable law (including any Bankruptcy Law), notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder.  The Issuer shall defend any claim or threatened claim asserted against the Trustee unless the Trustee elects to carry in the defense itself, and, if the Trustee does not elect to carry on the defense itself, the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel.  The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Issuer under this Section 7.7 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

To secure the Issuer’s payment obligations in this Section 7.7 (and otherwise pursuant to this Indenture), the Trustee shall have a Lien prior to any right of a Holder (including any beneficial holder in a Note) in respect of the Notes on all money or property held or collected by the Trustee or to which the Trustee or any Holder has any rights, except that held in trust to pay principal, Redemption Price or Purchase Price of or Additional Interest, if any, or interest on, particular Notes.  Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(5) or (6) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents, consultants and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8.	Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer.  The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian, receiver or public officer takes charge of the Trustee or its property for the purpose of rehabilitation, conversion or liquidation; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of Notes of at least 25% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction, in the case of the Trustee, at the expense of the Issuer, for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a bona fide holder of a Note or Notes for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to the Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9.	Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation that is eligible under Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.	Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof (including the District of Columbia) that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

Section 7.11.	Preferential Collection of Claims Against Issuer.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII

                            LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1.	Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.2.	Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to the “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (a) through (d) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

(b) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

(c) the rights, powers, trust, duties and immunities of the Trustee and the Issuer’s obligations in connection therewith; and

(d) the Legal Defeasance provisions of this Article VIII.

Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.2, notwithstanding the prior exercise of its option under Section 8.3 hereof.

Section 8.3.	Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under Sections 3.9, 3.10, 4.5, 4.7, 4.8 and 4.10 through 4.22 hereof, inclusive, and Section 5.1(2) with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Section 6.1(3), Section 6.1(4), Section 6.5 (other than with respect to the Issuer), Section 6.6 (other than with respect to the Issuer) and 6.1(7) hereof shall not constitute Events of Default.

Section 8.4.	Conditions to Legal or Covenant Defeasance.

The following are the conditions precedent to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

 (a)           the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or

(b)           since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to fund such deposit and the grant of any Lien securing such borrowings);

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to fund such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others; and

(7) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year or have been called for redemption within one year pursuant to Section 3.7 or 3.8.

Section 8.5.	Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5 only, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Issuer) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal or Redemption Price of, and Additional Interest, if any, and interest on, the Notes, provided that such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6.	Repayment to the Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal, Redemption Price or Purchase Price of, or Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof as a general creditor, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, at the expense of the Issuer, may cause to be published once, in The New York Times and The Wall Street Journal (national editions), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days after the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.7.	Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order of judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Issuer makes any payment with respect to any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

                             AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1.	Without Consent of Holders of Notes.

Notwithstanding Section 9.2 of this Indenture, the Issuer and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the “Code”), or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(c) to provide for the assumption by a successor corporation of the Issuer’s obligations to the Holders of the Notes under, and as expressly permitted by, this Indenture;

(d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(e) to secure the Notes or to add Guarantees with respect to the Notes;

(f) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred upon the Issuer; or

(g) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights hereunder or under the Notes of any Holder of the Notes in any material respect.

Upon the request of the Issuer, accompanied by a resolution of the Board of Directors (evidenced by an Officers’ Certificate) authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Issuer in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.  In formulating its opinion on such matters, the Trustee shall be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel.

Section 9.2.	With Consent of Holders of Notes.

Except as provided below in this Section 9.2, the Issuer and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.2,

 6.4 and 6.7 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the amount of Notes whose Holders must consent to an amendment;

(2) reduce the rate of or change or have the effect of extending the time for payment of interest, including defaulted interest, on any Notes;

(3) reduce the principal of or change or have the effect of changing the Stated Maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor, other than provisions relating to the Issuer’s obligation to make and consummate a Change of Control Offer in the event of a Change of Control or to make and consummate a Prepayment Offer with respect to any Asset Sale;

(4) make any Notes payable in money other than that stated in the Notes;

(5) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates thereof or to institute suit to enforce such payment;

(6) after the Issuer’s obligation to purchase Notes arises under Section 4.15 or 4.17 and until such obligation is satisfied, amend, change, or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Prepayment Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

(7) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes in a manner which adversely affects the Holders;

(8) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions; or

(9) reduce the premium payable upon the redemption of any Note or change the time at which any Note may or shall be redeemed as described under paragraph 5 of the Notes (other than to change the redemption notice requirements).

Upon the written request of the Issuer accompanied by a resolution of the Board of Directors (evidenced by an Officers’ Certificate) authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of an Officers’ Certificate and an Opinion of Counsel, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

Section 9.3.	Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.4.	Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and of every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  Once an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder (including any beneficial holder of a Note).

Section 9.5.	Notation on or Exchange of Notes.

The Trustee may (but need not) place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for all Notes may issue and the Trustee shall (at the cost and expense of the Issuer) authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6.	Trustee To Sign Amendment, Etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuer may not sign an amendment or supplemental Indenture until the Board of Directors approves such amendment or supplemental indenture.  In executing any amended or supplemental indenture, the Trustee shall be entitled to receive, in addition to the documents required by Sections 12.4 and 12.5 hereof, and, subject to Section 7.1, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE X

                                     [RESERVED]

         ARTICLE XI

                                SATISFACTION AND DISCHARGE

Section 11.1.	Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect (except as set forth below) and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

(1) either:

(a)           all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 2.7 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)           all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable within one year, or (3) are to be called for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee cash in U.S. dollars, non-callable U.S. Government Obligations or a combination thereof in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the scheduled maturity date or Redemption Date together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Issuer has paid all other sums payable under this Indenture by the Issuer; and

(3) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the Issuer’s obligations in Sections 2.3, 2.6, 2.7, 2.11, 7.7, 7.8, 12.2, 12.3 and 12.4, and the Trustee’s and Paying Agent’s obligations in Section 11.2 shall survive until the Notes are no longer outstanding.  Thereafter, only the Issuer’s obligations in Section 7.7 shall survive.

Section 11.2.	Application of Trust.

All money deposited with the Trustee pursuant to Section 11.1 shall be held in trust and, at the written direction of the Issuer, be invested prior to maturity in U.S. Government Obligations, and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE XII

                                MISCELLANEOUS

Section 12.1.	Trust Indenture Act Controls.

If any provision hereof limits, qualifies or conflicts with a provision of the TIA or another provision that would be required or deemed under such Act to be part of and govern this Indenture if this Indenture were subject thereto, the latter provision shall control.  If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 12.2.	Notices.

Any notice or communication by the Issuer or the Trustee to others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer:

GCI, Inc.
2550 Denali Street, Suite 1000
Anchorage, Alaska 99503-2751
Attention: Chief Financial Officer
Fax: (907) 868-5676

With a copy to:

Sherman & Howard L.L.C.
633 Seventeenth Street, Suite 3000
Denver, Colorado 80202-3624
Attention: Steven D. Miller, Esq.
Fax: (303) 298-0940

If to the Trustee:

Union Bank, N.A.
551 Madison Avenue
New York, New York  10022
Attention:  Corporate Trust Administration
Fax:  (646) 452-2000 or (646) 452-2001

Each of the Issuer and the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Anything herein to the contrary notwithstanding, any notice or communication to the Trustee will not be effective or be deemed to have been duly given unless and until such notice or communication is actually received by the Trustee at the Corporate Trust Office of the Trustee.

The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by Persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Issuer or a Holder (including any beneficial holder of a Note).  The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Issuer; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Issuer as a result of such reliance upon or compliance with such instructions or directions.  The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Any notice or communication to a Holder will be mailed by first class mail, postage prepaid, to its address shown on the register kept by the Registrar.  Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed to a Holder or the Issuer in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it will send by mail or otherwise as permitted by this Indenture a copy to the Trustee and each Agent at the same time.

Section 12.3.	Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.4.	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.5.	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.6.	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.7.	No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator, agent, member, manager, partner or stockholder or Affiliate of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes, this Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liabilities.  The waiver and release are part of the consideration for issuance of the Notes.

Section 12.8.	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  The parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in the City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  Nothing herein shall affect the right of the Trustee or any Holder of the Notes to serve process in any manner permitted by law.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

Section 12.9.	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10.	Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11.	Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12.	Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13.	Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture, which have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

GCI, INC.
By: /s/ John M. Lowber

Name: John M. Lowber
Title: Secretary/Treasurer

                     UNION BANK, N.A.
                                       as Trustee
By: /s/ Patricia Phillips-Coward

Name: Patricia Phillips-Coward
Title: Vice President

EXHIBIT A

FORM OF NOTE

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

GCI, INC.

6¾% SENIOR NOTE DUE 2021

                                CUSIP No. []
                                ISIN No. [                                       ]1
No.                                                    $

Interest Payment Dates:  June 1 and December 1

Record Dates:  May 15 and November 15

GCI, INC., an Alaska corporation (the “Issuer”, which term includes any successor entity under the Indenture hereafter referred to), for value received, promises to pay to ________________________ or registered assigns, the principal sum of _____________________ Dollars on June 1, 2021.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

1	Rule 144A Note CUSIP: 36155W AG1
Rule 144A Note ISIN:  US36155WAG15
Regulation S Note CUSIP:  U3697B AD6
Regulation S Note ISIN:  USU3697BAD65

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated:

GCI, INC.

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

UNION BANK, N.A.

as Trustee

By:
Name:
Title:

(Back of Note)

6¾% Senior Notes due 2021

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.           Interest.  The Issuer promises to pay interest on the principal amount of this Note at the rate of 6¾% per annum from the date of original issuance until maturity and shall pay the Additional Interest pursuant to the Registration Rights Agreement referred to below.  The Issuer will pay interest and Additional Interest semi-annually on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest and Additional interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date with respect to a Note issued on the Issue Date shall be December 1, 2011.  The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, Purchase Price and Redemption Price of this Note from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) hereon from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.           Method of Payment.  The Issuer will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the May 15 and November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  Any such installment of interest or Additional Interest, if any, not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be mailed to the registered Holders not less than 15 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.  The Notes will be payable as to principal, Redemption Price, Purchase Price, interest and Additional Interest, if any, at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, or by wire transfer of immediately available funds with respect to Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.           Paying Agent and Registrar.  Initially, Union Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer may act in any such capacity.

4.           Indenture.  The Issuer issued $325 million in aggregate principal amount of the Notes under an Indenture dated as of May 20, 2011 (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Indenture”) between the Issuer and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such act for a statement of such terms.  The Notes are general obligations of the Issuer.

5.           Optional Redemption.  The Issuer may redeem any or all of the Notes at any time on or after June 1, 2016, upon not less than 30 nor more than 60 days’ prior notice in amounts of $1,000 or an integral multiple thereof at the Redemption Prices (expressed as a percentage of the principal amount) set forth below, if redeemed during the 12-month period beginning June 1 of the years indicated below:

Year	Redemption Price
2016	103.375%
2017	102.250%
2018	101.125%
2019 and thereafter	100.000%

in each case together with accrued and unpaid interest and Additional Interest, if any, to the Redemption Date.

If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part.

6.           Optional Redemption Upon Public Equity Offerings.  In the event the Issuer completes one or more Equity Offerings on or before June 1, 2014, the Issuer, at its option, may use the net cash proceeds from any such Public Equity Offering to redeem up to 35% of the initially outstanding aggregate principal amount of the Notes (a “Special Redemption”) at a Redemption Price of 106.750% of the principal amount, together with accrued and unpaid interest and Additional Interest (if any), to the date of redemption, provided, however, that at least 65% of the principal amount of the Notes will remain outstanding immediately after each such redemption.  If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depositary).

7.           Mandatory Redemption.  Except as set forth in Paragraph 9 below with respect to repurchases of Notes in certain events, the Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

8.           Notice of Redemption.  Subject to the provisions of the Indenture, a notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

9.           (a)  Repurchase at Option of Holder.  If there is a Change of Control, the Issuer shall be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $1,000 or an integral multiple thereof except that no Note will be purchased in part if the remaining portion thereof would not be at least $2,000) of each Holder’s Notes at a Purchase Price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture.  Within 30 days following any Change of Control, the Issuer shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)           Any Net Available Cash from an Asset Sale not applied in accordance with Section 4.17 of the Indenture within one year from the date of such Asset Sale or the receipt of such Net Available Cash shall constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $10 million (taking into account income earned on such Excess Proceeds), the Issuer will be required to make an offer to purchase (the “Prepayment Offer”) the Notes, and any other Indebtedness, if any, that ranks pari passu with the Notes and contains similar provisions requiring an Asset Sale prepayment offer, on a pro rata basis, at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon (if any) to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture (or, in the event of Indebtedness that is discounted, at a price of the then accreted value thereof); provided, however, if any other such Indebtedness that ranks pari passu with the Notes does not contain similar Asset Sale prepayment offer provisions with regard to the pro rata repayment of such other Indebtedness and the Notes, the Issuer will be required to purchase the Notes before purchasing any other such Indebtedness from such Excess Proceeds.  If the aggregate principal amount of Notes surrendered for purchase by holders thereof exceeds the amount of Excess Proceeds allocated to the Notes, then the Trustee shall select the Notes to be purchased pro rata according to principal amount or by lot with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased and that no Note in a denomination of less than $2,000 shall be purchased in part.  To the extent that any portion of the amount of Net Available Cash remains after compliance with this paragraph and, provided that all holders of Notes have been given the opportunity to tender their Notes for purchase as described in this paragraph in accordance with the Indenture, the Issuer or such Restricted Subsidiary may use such remaining amount for general corporate purposes and the amount of Excess Proceeds will be reset to zero.

10.           Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

11.           Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

12.           Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.  Without the consent of any Holder of a Note, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer’s obligations to Holders of the Notes to make any change that would provide any additional rights or benefits to the Holders of the Notes, to add Guarantees with respect to the Notes, to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred upon the Issuer, or that does not adversely affect the legal rights under the Indenture of any such Holder in any material respect, to secure the Notes or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

13.           Defaults and Remedies.  Events of Default include:  (i) failure to make any payment of any principal of any of the Notes when the same becomes due and payable at maturity, upon acceleration, redemption, optional redemption, required purchase or otherwise; (ii) failure to make the payment of any interest on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days; (iii) failure to comply with any other covenant or agreement in the Notes or in the Indenture and such failure continues for 30 days after written notice from the Trustee or the registered holders of not less than 25% in aggregate principal amount of the Notes then outstanding; (iv) a default under any Indebtedness for borrowed money by the Issuer or any Restricted Subsidiary which results in acceleration of the maturity of such Indebtedness, or failure to pay any such Indebtedness when due within any applicable grace period, in a total amount greater than $25 million; (v) any judgment or judgments for the payment of money in an uninsured aggregate amount in excess of $25 million shall be rendered against the Issuer or any Restricted Subsidiary and shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect; and (vi) certain events involving bankruptcy, insolvency or reorganization of the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary).  The Trustee may withhold from the holders of the Notes notice of any Default (other than payment Defaults) if the Trustee considers it to be in the best interest of the holders of the Notes to do so.

If an Event of Default with respect to the Notes (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Issuer) shall have occurred and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the principal amount of all the Notes then outstanding, plus accrued but unpaid interest to the date of acceleration; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the registered holders of a majority in aggregate principal amount of the Notes then outstanding, may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal or interest, have been cured or waived as provided in the Indenture.  In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Issuer shall occur, such amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

The registered holders of a majority in principal amount of the Notes then outstanding shall have the right to waive any existing Default, other than payment Defaults, with respect to the Notes or compliance with any provision of the Indenture and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in the Indenture.

No holder of the Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy hereunder, unless (i) such holder shall have previously given to the Trustee written notice of a continuing Event of Default, (ii) the registered holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as a trustee, (iii) the Trustee shall not have received from the registered holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request, and (iv) the Trustee shall have failed to institute such proceeding within 60 days; provided, however, such limitations do not apply to a suit instituted by a holder of any Note for enforcement of payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

14.           Trustee Dealings with the Issuer.  Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates as if it were not Trustee.

15.           No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, agent, member, manager, partner or stockholder or Affiliate of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

16.           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17.           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.           Discharge Prior to Maturity.  If the Issuer deposits with the Trustee or Paying Agent cash or U.S. Government Obligations sufficient to pay the principal or Redemption Price of, and interest and Additional Interest, if any, on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Issuer will be discharged from the Indenture, except for certain Sections thereof.

19.          Governing Law.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.           CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

[21.           Registration Rights.  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of [      ] among the Issuer and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuer and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act (collectively, the “Registration Rights Agreement”).]2

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.  Request may be made to:

GCI, Inc.
2550 Denali Street
Suite 1000
Anchorage, Alaska  99503-2751
Attention:  Chief Financial Officer

2	To be included only if Note bears the Private Placement Legend.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name address and zip code)

and irrevocably appoint               _____________________
agent to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:           _____________________

Your Signature:   _____________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:            _____________________
(Participant in recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to elect to have all or any portion of this Note purchased by the Issuer pursuant to Section 4.17 (“Prepayment Offer”) or Section 4.15 (“Change of Control Offer”) of the Indenture, check the applicable boxes

☐ Prepayment Offer:                                                      ☐ Change of Control Offer:

in whole                    ☐                                          in whole                    ☐

in part                       ☐                                          in part                       ☐

Amount to be                                                               Amount to be

purchased: $___________                                            purchased: $___________

Dated: __________________                                   Signature:  __________________
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:              __________________
(Participant in recognized signature guarantee medallion program)

Social Security Number or

Taxpayer Identification Number:      __________________

Schedule of Exchanges of Interests in the Global Note*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

• Date of Exchange	• Amount of decrease in Principal Amount of this Global Note	• Amount of increase in Principal Amount of this Global Note	• Principal Amount of this Global Note following such decrease (or increase)	• Signature of authorized officer of Trustee or Custodian
•	•	•	•	•

*           This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

GCI, Inc.
2550 Denali Street
Suite 1000
Anchorage, Alaska  99503-2751
Attention:  Chief Financial Officer

Union Bank, N.A., as Registrar
551 Madison Avenue
New York, New York  10022
Attention:  Corporate Trust/GCI

Re:  GCI, Inc. 6¾% Senior Notes due 2021

Reference is hereby made to the Indenture, dated as of May 20, 2011 (the “Indenture”), between GCI, Inc., an Alaska corporation (the “Issuer”) and Union Bank, N.A., as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to  ___________________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.    Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.    Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.    Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)             such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)             such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c)             such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)             such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.    Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)             Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)             Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)            Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

          [Insert Name of Transferor]

          By:
Name:
Title:

Dated:  _______________________

Signature Guarantee*:  _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

ANNEX A TO CERTIFICATE OF TRANSFER

1.           The Transferor owns and proposes to transfer the following:

                      [CHECK ONE OF (a) OR (b)]

(a)             a beneficial interest in the:

               (i)  144A Global Note (CUSIP _________), or

               (ii)  Regulation S Global Note (CUSIP _________), or

               (iii)  IAI Global Note (CUSIP _________); or

(b)             a Restricted Definitive Note.

2.           After the Transfer the Transferee will hold:

                      [CHECK ONE]

(a)             a beneficial interest in the:

               (i)  144A Global Note (CUSIP _________), or

               (ii)  Regulation S Global Note (CUSIP _________), or

               (iii)  IAI Global Note (CUSIP _________); or

               (iv)  Unrestricted Global Note (CUSIP _________); or

(b)             a Restricted Definitive Note; or

(c)             an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

GCI, Inc.
2550 Denali Street
Suite 1000
Anchorage, Alaska  99503-2751
Attention:  Chief Financial Officer

Union Bank, N.A., as Registrar
551 Madison Avenue
New York, New York  10022
Attention:  Corporate Trust/GCI

Re:  GCI, Inc. 6¾% Senior Notes due 2021

(CUSIP ____________)

Reference is hereby made to the Indenture, dated as of May 20, 2011 (the “Indenture”), between GCI, Inc., an Alaska corporation (the “Issuer”) and Union Bank, N.A., as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.           Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)             Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)             Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)             Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)             Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.           Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)             Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)             Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]  144A Global Note,  Regulation S Global Note,  IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  _______________________

Signature Guarantee*:  _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

C-3

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

GCI, Inc.
2550 Denali Street
Suite 1000
Anchorage, Alaska  99503-2751
Attention:  Chief Financial Officer

Union Bank, N.A., as Registrar
551 Madison Avenue
New York, New York  10022
Attention:  Corporate Trust/GCI

Re:  GCI, Inc. 6¾% Senior Notes due 2021

Reference is hereby made to the Indenture, dated as of May 20, 2011 (the “Indenture”), between GCI, Inc., an Alaska corporation (the “Issuer”) and Union Bank, N.A., as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a)             a beneficial interest in a Global Note, or

(b)             a Definitive Note,

we confirm that:

1.           We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.           We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in a form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.           We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.           We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.           We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:
Dated:

Signature Guarantee*:  _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

D-3